Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 89 on the Registration Statement (Form N-1A, File No. 33-18647) of AB Variable Products Series Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 14, 2023, with respect to the financial statements and financial highlights of Large Cap Growth Portfolio, Relative Value Portfolio (formerly, Growth and Income Portfolio), Sustainable International Thematic Portfolio, Sustainable Global Thematic Portfolio, Small Cap Growth Portfolio, International Value Portfolio, Discovery Value Portfolio (formerly, Small/Mid Cap Value Portfolio), Balanced Hedged Allocation Portfolio, Dynamic Asset Allocation Portfolio and Global Risk Allocation—Moderate Portfolio (the “Funds”) (the portfolios constituting AB Variable Products Series Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement filed, with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

April 27, 2023